AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 26, 2002
                                                   REGISTRATION NO.

===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------

                      FURNITURE BRANDS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                                          43-0337683
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                         Identification No.)


                101 South Hanley Road, St. Louis, Missouri, 63105
                                 (314) 863-1100
               (Address, including zip code, and telephone number,
                      including area code, of Registrant's
                          principal executive offices)

                         Jerry Lybarger, General Counsel
                      Furniture Brands International, Inc.
                              101 South Hanley Road
                            St. Louis, Missouri 63105
                                 (314) 863-1100
(Name and address, including zip code, and telephone number, including area code of agent for service)

              Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]______________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------
Title of          Amount                    Proposed          Proposed           Amount of
securities        to be                     maximum           maximum            registration
to be             registered                offering price    aggregate          fee
registered                                  per share(2)      offering price(2)
----------------------------------------------------------------------------------------------
Common Stock      4,000,000                 $35.70             $142,800,000     $34,129
(No par value)(1)
----------------------------------------------------------------------------------------------

(1)  Includes   associated   rights  to  purchase  shares  of  Series  A  Junior
     Participating   Preferred  Stock,  par  value  $0.001  per  share,  of  the registrant.

(2) The price of $35.70, the average of the high and low prices of the registrant's common stock on The New York Stock Exchange on March 25, 2002 is set forth solely for the purpose of computing the registration fee pursuant to Rule 457(c).


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION CONTAINED IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED MARCH 26, 2002


PRELIMINARY PROSPECTUS


                                4,000,000 Shares

                      FURNITURE BRANDS INTERNATIONAL, INC.

                                  Common Stock

     In connection with our acquisition of certain assets and assumption of certain liabilities of Henredon Furniture Industries, Inc., Drexel Heritage Furnishings, Inc., Maitland-Smith, Inc. and Maitland-Smith Pacific, LTD, we
issued 4,000,000 shares of our common stock to LifeStyle Furnishings International Ltd., the parent company of Henredon, Drexel, Maitland and Pacific. This prospectus may be used to resell the 4,000,000 shares issued in the acquisition.

     The prices at which the shares may be sold will be determined by the prevailing market price for shares of our common stock or in negotiated transactions. We will not receive any of the proceeds from the sale of these shares.

     Our common stock is quoted on the New York Stock Exchange under the symbol "FBN". On March 25, 2002, the last sale price of our common stock as reported on the New York Stock Exchange was $35.33.

     INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE THE SECTION ENTITLED "RISK FACTORS" IN THIS PROSPECTUS AND THE SECTION ENTITLED "FORWARD-LOOKING STATEMENTS" IN THE DOCUMENTS WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION THAT ARE INCORPORATED BY REFERENCE IN THIS PROSPECUS FOR CERTAIN RISKS AND UNCERTAINTIES THAT YOU SHOULD CONSIDER.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is March ___, 2002


                                TABLE OF CONTENTS

                  Where You Can Find More Information................2
                  Incorporation of Certain Documents by Reference....2
                  The Company........................................3
                  Risk Factors.......................................3
                  Plan of Distribution...............................4
                  Selling Stockholder................................6
                  Use of Proceeds....................................6
                  Legal Matters......................................6
                  Experts............................................7

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements, or other information that we file at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission's web site at http:/www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus except for any information superseded by information contained directly in this prospectus or in later filed documents incorporated by reference in this prospectus. We incorporate by reference the documents listed below and any future filings made with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the time all of the securities offered by this prospectus are sold.

     (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

     (b) Our Current Reports on Form 8-K filed on January 11, 2002, as amended on March 14, 2002, January 30, 2002 and March 4, 2002.

     (c) The description of our common stock contained in our registration statement on Form 8-A filed on June 29, 1992, including any amendments or reports filed for the purpose of updating such description; and

     (d) The description of our preferred stock purchase rights, contained in our registration statement on Form 8-A filed on July 31, 1998, including any amendments or reports filed for the purpose of updating such description.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                  Furniture Brands International, Inc.
                  101 South Hanley Road
                  St. Louis, MO 63105
                  (314) 863-1100

                  Attention:  Corporate Secretary

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of this Prospectus.

                                   THE COMPANY

     We are America's largest home furniture manufacturer, marketing our products under six of the best-known names in the industry-Broyhill, Lane, Thomasville, Henredon, Drexel Heritage and Maitland-Smith. We manufacture and source furniture across a broad spectrum of price categories and distribute our products through an extensive system of independently owned national, regional and local retailers. Our principal executive offices are located at 101 South Hanley Road, St. Louis, MO 63105. Our telephone number is (314) 863-1100.

                                  RISK FACTORS

     You should carefully consider the following factors and other information in this prospectus before deciding to invest in shares of common stock:

o overall business and economic conditions and growth in the furniture industry;

o    changes in customer spending patterns and demand for home furnishings;

o    design and marketing efforts by other furniture manufacturers;

o    pricing pressures;

o    success of the marketing efforts of our retail customers;

o    possibility of further customer failures;

o    success in furniture design and manufacture;

o    effects of manufacturing realignments and cost savings programs; and

o other risk factors listed from time to time in the Company's future public releases and filings with the Securities & Exchange Commission

                              PLAN OF DISTRIBUTION

The selling stockholder may distribute shares of common stock from time to time as follows (if at all):

o    to or through brokers or dealers;

o    directly to one or more other purchasers;

o    through agents on a best-efforts basis; or

o    otherwise through a combination of any such methods of sale.


     If the selling stockholder sells shares of common stock through dealers, brokers or agents, those dealers, brokers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of the shares of common stock.

     The shares of common stock may be sold from time to time:

o in one or more transactions at a fixed price or prices, which may be changed;

o    at market  prices  prevailing  at the time of sale;

o    at prices related to such prevailing market prices;

o    at varying prices determined at the time of sale; or

o    at negotiated prices.

     These sales may be effected in transactions:

o on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale;

o    in the over-the-counter market;

o in block transactions in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

o in transactions otherwise than on such exchanges or services or in the over-the-counter market;

o    through the writing of options; or

o    through other types of transactions.

     In connection with sales of the common stock or otherwise, the selling stockholder may enter into hedging transactions with brokers, dealers or others, who may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder may pledge or grant a security interest in some or all of the common stock and, if there is a default in the performance of secured obligations, the pledgees or secured parties may offer and sell the common stock from time to time pursuant to this prospectus. The selling stockholder also may transfer and donate shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling stockholders for purposes of this prospectus. The selling stockholders may sell short the common stock and may deliver this prospectus in connection with such short sales and use the shares of common stock covered by the prospectus to cover such short sales. In addition, any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 or any other available exemption from registration under the Securities Act of 1933, as amended, referred to in this prospectus as the Securities Act, may be sold under Rule 144 or another available exemption.

     At the time a particular offering of shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any dealers, brokers or agents, if any, and any discounts, commissions or concessions allowed or reallowed to be paid to brokers or dealers. There are currently no agreements, arrangements or understandings with respect to the sale of any of the shares offered hereby.

     The selling stockholder and any dealers, brokers or agents who participate in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act and any profits on the sale of the shares of common stock by them and any discounts commissions or concessions received by any such dealers, brokers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

     The selling stockholder and any other person participating in a distribution of the shares of common stock will be subject to applicable provisions of the Exchange Act of 1934, as amended, referred to in this prospectus as the Exchange Act, and the rules and regulations under the Exchange Act, including, without limitation, Regulation M which may limit the timing of purchases and sales of shares of common stock by the selling stockholder and any other person participating in the distribution.

     The selling stockholder will be responsible for any fees, disbursements and expenses of any counsel for the selling stockholders. All other expenses incurred in connection with the registration of the shares, including printer's and accounting fees and the fees, disbursements and expenses of our counsel will be borne by us. Commissions and discounts, if any, attributable to the sales of the shares will be borne by the selling stockholders. The selling stockholder may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. We will indemnify the selling stockholder against claims arising out of any untrue statement of a material fact contained in the registration statement of which this prospectus constitutes a part or any omission to state therein a material fact necessary in order to make the statement made therein not materially misleading.

     We have undertaken to keep the registration statement of which this prospectus constitutes a part effective until the earlier of the disposition of the securities offered by this prospectus or December 28, 2003. After this period, if we choose not to maintain the effectiveness of the registration statement of which this prospectus constitutes a part, the securities offered hereby may not be sold, pledged, transferred or assigned, except in a transaction which is exempt under the provisions of the Securities Act.

                               SELLING STOCKHOLDER

     LifeStyle Furnishings International Ltd. beneficially owns 4,000,000 shares of our Common Stock acquired in connection with our acquisition of certain assets and assumption of certain liabilities of Henredon Furniture Industries, Inc., Drexel Heritage Furnishings, Inc., Maitland-Smith, Inc. and Maitland-Smith Pacific, LTD. LifeStyle is the parent of the companies that sold their assets to us. We are registering the resale of all 4,000,000 shares on behalf of LifeStyle or pledgees, donees, transferees or other successors in interest that receive those shares as a gift, partnership distribution or other non-public sale or non-sale related transfer, each of whom is referred to in this prospectus as the selling stockholder. These shares constitute approximately 7.2% of our outstanding common stock. LifeStyle has had no material relationship with us within the past three years other than as a result of the ownership of our common stock. No estimate can be given as to the amount of our common stock that will be beneficially owned by the selling stockholder after completion of this offering because the selling stockholder may offer all, some or none of the shares of our common stock beneficially owned by the selling stockholder. The shares offered by this prospectus may be offered from time to time by the selling stockholder.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares by Lifestyle.

                                  LEGAL MATTERS

     The validity of the shares offered hereby will be passed upon for us by Jerry Lybarger, General Counsel of the Company.

                                     EXPERTS

     Our consolidated financial statements incorporated in this prospectus by reference to our December 31, 2001 Annual Report on Form 10-K as of December 31, 2001 and 2000, and for each of the years in the three-year period ended December 31, 2001 have been so incorporated in reliance on the report of KPMG LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing

     The audited historical combined financial statements of Henredon Furniture Industries, Inc., Drexel-Heritage Furnishings, Inc., Maitland-Smith Pacific Ltd. and Maitland-Smith, Inc. and their subsidiaries (collectively referred to as "the Companies") as of and for the year ended December 31, 2000 included on page 6 of Furniture Brands International, Inc.'s ("Furniture Brands") Current Report on Form 8-K dated January 11, 2002, as amended on March 14, 2002, and incorporated by reference in this prospectus have been so incorporated in reliance on the report (which contains explanatory paragraphs relating to (i) the Companies sale to Furniture Brands as described in Note 1 to those audited combined financial statements and (ii) certain relationships and transactions between the Companies and LifeStyle Furnishings International Ltd. as described in Note 1 to those audited combined financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE A STATEMENT THAT DIFFERS FROM WHAT IS IN THIS PROSPECTUS. IF ANY PERSON DOES MAKE A STATEMENT THAT DIFFERS FROM WHAT IS IN THIS PROSPECTUS, YOU SHOULD NOT RELY ON IT. THIS PROSPECTUS IS NOT AN OFFER TO SELL, NOR IS IT SEEKING AN OFFER TO BUY THESE SECURITIES IN ANY STATE IN WHICH THE OFFER OR SALE IS NOT PERMITTED. THE INFORMATION IN THIS PROSPECTUS IN COMPLETE AND ACCURATE AS OF ITS DATE, BUT THE INFORMATION MAY CHANGE AFTER THAT DATE.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other expenses of issuance and distribution

     The following table sets forth the costs and expenses payable by us in connection with the sale of common stock being registered. All amounts are estimates except the Securities and Exchange Commission registration fee.

  Securities and Exchange Commission Registration  Fee.................$34128
  Accounting  Fees and  Expenses.......................................  1500
                                                                      --------
    Total..............................................................$35629

ITEM 15. Indemnification of directors and officers

     Section 145 ("Section 145") of the Delaware General Corporation Law permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner such person reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such persons conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     The Company's By-Laws contain provisions for indemnification of directors, officers, employees and agents which are substantially the same as Section 145 and also permit the Company to purchase insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power to indemnify such person against such liability under the foregoing provision of the By-Laws. The Company maintains such insurance.

     The directors of the Company have entered into and are the beneficiaries of indemnification agreements with the Company. These agreements provide indemnity protection for such person which is substantially the same as that authorized by
Section 145 and provided for in the Company's By-Laws.

Item 16. Exhibits

          3(a) Restated Certificate of Incorporation of the Company, as amended.
               (Incorporated by reference to Exhibit 3(a) to Furniture Brands International, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.)

          3(b) By-Laws  of the  Company  revised  and  amended  to May 6,  1998.
               (Incorporated by reference to Exhibit 3(a) to Furniture Brands International, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.)

          3(c) Rights Agreement,  dated as of July 30, 1998, between the Company and Bank of New York, as Rights Agent. (Incorporated by reference to Exhibit 4(b) to Furniture Brands International, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.)

          3(d) Certificate of  Designations,  Preferences and Rights of Series A
               Junior Participating Preferred Stock of the Company. (Incorporated by reference to Exhibit 4(c) to Furniture Brands International, Inc.'s Report on Form 10-Q for the quarter ended June 30, 1998.)

          3(e) Registration  Rights  Agreement,  made  and  entered  into  as of
               December 28, 2001, by and among the Company, Henredon Furniture Industries, Inc., Drexel Heritage Furnishings, Inc., Maitland-Smith, Inc., Maitland-Smith Pacific, LTD and LifeStyle Furnishings International, Ltd. (Incorporated by reference to
               Exhibit 4 to Furniture Brands International, Inc.'s Report on Form 8-K, dated January 11, 2002, as amended on March 14, 2002.)

          5 Opinion of Jerry Lybarger, General Counsel of the Company, as to the legality of the securities to be registered including his consent.

          23(a) Consent of KPMG LLP.

          23(b) Consent of PricewaterhouseCoopers LLP.

          23(c) Consent of Jerry Lybarger (included in Exhibit No. 5)

Item 17. Undertakings

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (ii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on the 26th day of March, 2002.


                                      FURNITURE BRANDS INTERNATIONAL, INC.


                                 By:   /s/  W.G. Holliman
                                      ------------------------
                                         W.G. Holliman
                                         Chairman of the Board, President
                                         and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement as been signed by the following persons in the capacities indicated on March 26, 2002.


         Signature                                            Title


/s/  W.G. Holliman                                 President and Director
--------------------------                         (Principal Executive Officer)


/s/ Katherine Button Bell                          Director
--------------------------

/s/  Bruce A. Karsh                                Director
--------------------------

/s/ Donald E. Lasater                              Director
--------------------------

/s/ Lee M. Liberman                                Director
--------------------------

/s/ Richard B. Loynd                               Director
--------------------------

/s/ Malcolm Portera                                Director
--------------------------

/s/ Albert E. Suter                                Director
--------------------------

/s/  David P. Howard                               Vice President and Treasurer
--------------------------                         (Principal Financial Officer)


/s/  Steven W. Alstadt                            Controller
--------------------------                        (Principal Accounting Officer)

                                                                  Exhibit 5


                                 March 26, 2002



Furniture Brands International, Inc.
101 S. Hanley Road
St. Louis, MO  63105


         RE:      Furniture Brands International, Inc.
                  Registration Statement on Form S-3


Dear Sir or Madam:

     I am acting as your counsel in connection with the Registration Statement on Form S-3 under the Securities Act of 1933, as amended, registering an aggregate of 4,000,000 shares of Common Stock, $1.00 stated value (the "Shares"), Furniture Brands International, Inc., a Delaware corporation (the "Company").

     I or members of my staff have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents and corporate records, as I have deemed necessary or appropriate in connection with this opinion.

     Based upon the foregoing, I am of the opinion that:

     (1) the Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware; and

     (2)  the Shares  have been duly  authorized  and issued  and,  when sold in
          accordance   with  the  procedures   described  in  the   Registration
          Statement, will be legally issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as Exhibit 5 to the company's Registration Statement on Form S-3.


                                   Very truly yours,

                               /s/ Jerry Lybarger
                                   General Counsel

                                                             Exhibit 23(a)











                          Independent Auditors' Consent



The Board of Directors
Furniture Brands International, Inc.:


We consent to the use of our report dated January 24, 2002, on the consolidated financial statements of Furniture brands International, Inc. and subsidiaries as of December 31, 2001 and 2000, and for each of the years in the three-year period ended December 31, 2001, incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the prospectus.


St. Louis, Missouri
March 26, 2002

                                                                  Exhibit 23(b)



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Furniture Brands International, Inc. of our report dated February 8, 2002 relating to the combined financial statements of Henredon Furniture Industries, Inc., Drexel-Heritage Furnishings, Inc., Maitland-Smith Pacific Ltd. and Maitland-Smith, Inc. and their subsidiaries as of and for the year ended December 31, 2000, which appears in the Current Report on Form 8-K/A1 dated January 11, 2002, as amended on March 14, 2002 of Furniture Brands International, Inc. We also consent to the reference to us under the heading "Experts" in this Registration Statement on Form S-3.




PricewaterhouseCoopers LLP
March 26, 2002